Exhibit 99.1

For Immediate Release

Contact: Marc Cannon

(954) 769-3146

cannonm@autonation.com

Investor contact: Cheryl Scully

(954) 769-7734

scullyc@autonation.com

AutoNation Reports 2010 Second Quarter Results

•	20% growth in second quarter revenue and retail vehicle unit sales over the prior year

•	Second quarter adjusted EPS from continuing operations was $0.38 ($0.31 on a GAAP basis), a 36% increase compared to $0.28 in the prior year ($0.30 on a GAAP basis)

•

AutoNation repurchased 20.9 million shares of its common stock for $414.4 million in the second quarter and on July 20 the Board of Directors authorized the repurchase of up to an additional $250 million of AutoNation common stock

•	AutoNation announces the acquisition of Toyota Mall of Georgia, one of the largest Toyota stores in the United States, and two Hyundai stores, one in Atlanta and the other in Seattle.

FORT LAUDERDALE, Fla., (July 22, 2010) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2010 second quarter adjusted net income from continuing operations of $62 million or $0.38 per share compared to adjusted net income of $50 million or $0.28 per share for the same period in the prior year, a 36% improvement on a per-share basis. Adjusted net income for the second quarter of 2010 excludes debt refinancing costs of $12 million after-tax, or $0.07 per share and for 2009 a gain on asset sales of $4 million after-tax, or $0.02 per share. On a GAAP basis, 2010 second quarter net income from continuing operations was $50 million or $0.31 per share, compared to 2009 second quarter net income from continuing operations of $54 million or $0.30 per share.

AutoNation’s 2010 second quarter revenue totaled $3.1 billion, compared to $2.6 billion in the year-ago period, an increase of 20%, driven primarily by stronger new and used retail vehicle revenue which increased 25%. Based on CNW Research data, in the second quarter, total U.S. industry new retail vehicle unit sales increased 12%. AutoNation’s new vehicle unit sales increased 20%.

AutoNation’s 2010 second quarter used retail vehicle revenue increased 28% compared to the year-ago period, as retail unit sales increased 20% and revenue per vehicle retailed increased 7%. Parts and service revenue increased 3% and finance and insurance revenue increased 18% compared to the second quarter 2009.

Mike Jackson, Chairman and Chief Executive Officer, said, “We delivered strong double-digit growth in the second quarter, which was driven by both new and used vehicle unit sales and revenue. We continue to expect full year industry new vehicle unit sales to be in the range of 11.5 million new units. We expect third quarter new vehicle industry sales will equal or surpass third quarter 2009 new vehicle industry sales even though the prior year included the highly successful Cash for Clunkers program. We continue to see a solid automotive recovery going forward.”

AutoNation repurchased 20.9 million shares of its common stock in the second quarter for $414.4 million ($19.83 per share). On July 20, 2010, the Board of Directors authorized the repurchase of up to an additional $250 million of AutoNation common stock. As of such date, AutoNation had utilized substantially all of the amounts previously approved by its Board of Directors under its existing share repurchase program. As a result of the share buybacks, AutoNation had 149.3 million shares outstanding at the end of the second quarter, down from 169.9 million at the end of the first quarter. There are currently 146.4 million shares outstanding.

AutoNation also announced that it has signed agreements to acquire Toyota Mall of Georgia and Hyundai Mall of Georgia in the Atlanta market and that it recently completed the acquisition of Hyundai of Seattle. Toyota Mall of Georgia, which includes Scion, is one of the largest Toyota dealerships in the United States. The annual revenue run rate for all three acquisitions is approximately $200 million. The acquisitions of Toyota Mall of Georgia and Hyundai Mall of Georgia are subject to customary closing conditions and are expected to be completed in third quarter 2010.

Mr. Jackson stated, “We believe that we have a compelling opportunity to create significant value for stockholders over the next several years as the industry recovers. Our stock repurchases, together with the acquisitions that we announced, reflect our confidence in AutoNation’s financial and operating strength and the long-term prospects in the auto industry. The combination of these drivers presents a significant long term growth and value creation opportunity.”

AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes, BMW, and Lexus. Segment results for the second quarter were as follows:

•

Domestic - Domestic segment income (1) was $41 million compared to year-ago segment income of $24 million. Second quarter Domestic retail new vehicle unit sales increased 30%. We had a solid performance from our domestic stores, especially Ford and Chevrolet.

•	Import - Import segment income was $52 million compared to year-ago segment income of $42 million. Second quarter Import retail new vehicle unit sales increased 16%.

•	Premium Luxury - Premium Luxury segment income was $49 million compared to year-ago segment income of $43 million. Second quarter Premium Luxury retail new vehicle unit sales increased 15%.

(1) Segment income is defined as operating income less floorplan interest expense.

2

For the six-month period ended June 30, 2010, the Company reported adjusted net income from continuing operations of $121 million or $0.72 per share compared to $90 million or $0.51 for the same period in the prior year. Adjusted net income excludes refinancing costs of $12 million after-tax, or $0.07 per share, for the first half of 2010, and a net benefit of $17 million after-tax, or $0.09 per share, primarily related to a net gain on asset sales and a gain on senior note repurchases for the first half of 2009. On a GAAP basis, net income from continuing operations for the six-month period ended June 30, 2010 was $108 million or $0.65 per share compared to $107 million or $0.60 per share for prior year period. The Company’s revenue for the six-month period ended June 30, 2010 totaled $6.0 billion, up 19% compared to $5.0 billion in the prior year.

The second quarter conference call may be accessed by telephone at 888-769-8515 (password: AutoNation). The webcast will be available on AutoNation’s investor relations website at corp.autonation.com/investors under “Webcasts & Presentations.” A playback of the conference call will be available after 1:00 p.m. Eastern Time on July 22, 2010 through July 30, 2010 by calling 800-944-3031 (password: 75300).

About AutoNation, Inc.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and has been named America’s Most Admired Automotive Retailer by FORTUNE Magazine five times. A component of the Standard and Poor’s 500 Index, AutoNation owns and operates 249 new vehicle franchises in 15 states. For additional information, please visit corp.AutoNation.com or www.AutoNation.com.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the automotive retail industry, including total industry new vehicle unit sales for 2010, and pending acquisitions, as well as other statements that describe our objectives, goals or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

3

NON-GAAP FINANCIAL MEASURES

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company’s disclosure, provides a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improves the period-to-period comparability of the Company’s results from its core business operations.

4

AUTONATION, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
New vehicle	$1,658.3	$1,334.3	$3,121.1	$2,517.0
Used vehicle	785.3	629.2	1,517.9	1,217.9
Parts and service	548.5	533.7	1,087.2	1,067.7
Finance and insurance, net	104.9	88.6	200.4	165.1
Other	12.0	11.6	23.7	24.9

Total revenue	3,109.0	2,597.4	5,950.3	4,992.6

Cost of sales:
New vehicle	1,549.4	1,248.6	2,909.0	2,357.7
Used vehicle	715.8	571.2	1,382.0	1,096.5
Parts and service	308.8	299.4	610.1	598.8
Other	4.8	4.5	9.6	10.6

Total cost of sales	2,578.8	2,123.7	4,910.7	4,063.6

Gross profit	530.2	473.7	1,039.6	929.0

Selling, general and administrative expenses	384.2	362.1	758.7	713.5
Depreciation and amortization	19.6	19.0	38.5	38.7
Franchise rights impairment	—	1.5	—	1.5
Other expenses (income), net	0.5	(9.8)	1.7	(20.6)

Operating income	125.9	100.9	240.7	195.9

Floorplan interest expense	(9.8)	(9.3)	(19.5)	(19.1)
Other interest expense	(14.7)	(10.5)	(23.7)	(22.3)
Loss on debt extinguishment	(19.6)	—	(19.6)	—
Gain on senior note repurchases	—	0.6	—	12.5
Interest income	0.3	0.3	0.5	0.6
Other gains (losses), net	(0.3)	3.5	(0.5)	1.9

Income from continuing operations before income taxes	81.8	85.5	177.9	169.5

Income tax provision	31.9	31.5	69.5	62.9

Net income from continuing operations	49.9	54.0	108.4	106.6

Loss from discontinued operations, net of income taxes	(2.7)	(17.3)	(6.0)	(35.3)

Net income	$47.2	$36.7	$102.4	$71.3

Diluted earnings (loss) per share:
Continuing operations	$0.31	$0.30	$0.65	$0.60
Discontinued operations	$(0.02)	$(0.10)	$(0.04)	$(0.20)

Net income	$0.29	$0.21	$0.61	$0.40

Weighted average common shares outstanding	163.2	178.8	167.4	178.0

Common shares outstanding, net of treasury stock, at June 30	149.3	178.0	149.3	178.0

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA

($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2010	2009	$ Variance	% Variance	2010	2009	$ Variance	% Variance
Revenue:
New vehicle	$1,658.3	$1,334.3	$324.0	24.3	$3,121.1	$2,517.0	$604.1	24.0
Retail used vehicle	704.7	551.3	153.4	27.8	1,348.8	1,074.1	274.7	25.6
Wholesale	80.6	77.9	2.7	3.5	169.1	143.8	25.3	17.6

Used vehicle	785.3	629.2	156.1	24.8	1,517.9	1,217.9	300.0	24.6

Parts and service	548.5	533.7	14.8	2.8	1,087.2	1,067.7	19.5	1.8
Finance and insurance, net	104.9	88.6	16.3	18.4	200.4	165.1	35.3	21.4
Other	12.0	11.6	0.4		23.7	24.9	(1.2)

Total revenue	$3,109.0	$2,597.4	$511.6	19.7	$5,950.3	$4,992.6	$957.7	19.2

Gross profit:
New vehicle	$108.9	$85.7	$23.2	27.1	$212.1	$159.3	$52.8	33.1
Retail used vehicle	65.9	56.5	9.4	16.6	129.2	118.0	11.2	9.5
Wholesale	3.6	1.5	2.1		6.7	3.4	3.3

Used vehicle	69.5	58.0	11.5	19.8	135.9	121.4	14.5	11.9

Parts and service	239.7	234.3	5.4	2.3	477.1	468.9	8.2	1.7
Finance and insurance	104.9	88.6	16.3	18.4	200.4	165.1	35.3	21.4
Other	7.2	7.1	0.1		14.1	14.3	(0.2)

Total gross profit	530.2	473.7	56.5	11.9	1,039.6	929.0	110.6	11.9

Selling, general and administrative expenses	384.2	362.1	(22.1)	(6.1)	758.7	713.5	(45.2)	(6.3)

Depreciation and amortization	19.6	19.0	(0.6)		38.5	38.7	0.2
Franchise rights impairment	—	1.5	1.5		—	1.5	1.5
Other expenses (income), net	0.5	(9.8)	(10.3)		1.7	(20.6)	(22.3)

Operating income	125.9	100.9	25.0	24.8	240.7	195.9	44.8	22.9
Floorplan interest expense	(9.8)	(9.3)	(0.5)		(19.5)	(19.1)	(0.4)
Other interest expense	(14.7)	(10.5)	(4.2)		(23.7)	(22.3)	(1.4)
Loss on debt extinguishment	(19.6)	—	(19.6)		(19.6)	—	(19.6)
Gain on senior note repurchases	—	0.6	(0.6)		—	12.5	(12.5)
Interest income	0.3	0.3	—		0.5	0.6	(0.1)
Other gains (losses), net	(0.3)	3.5	(3.8)		(0.5)	1.9	(2.4)

Income from continuing operations before income taxes	$81.8	$85.5	$(3.7)	(4.3)	$177.9	$169.5	$8.4	5.0

Retail vehicle unit sales:
New	51,893	43,357	8,536	19.7	97,307	81,516	15,791	19.4
Used	40,551	33,943	6,608	19.5	78,262	67,705	10,557	15.6

	92,444	77,300	15,144	19.6	175,569	149,221	26,348	17.7

Revenue per vehicle retailed:
New	$31,956	$30,775	$1,181	3.8	$32,075	$30,877	$1,198	3.9
Used	$17,378	$16,242	$1,136	7.0	$17,234	$15,864	$1,370	8.6
Gross profit per vehicle retailed:
New	$2,099	$1,977	$122	6.2	$2,180	$1,954	$226	11.6
Used	$1,625	$1,665	$(40)	(2.4)	$1,651	$1,743	$(92)	(5.3)
Finance and insurance	$1,135	$1,146	$(11)	(1.0)	$1,141	$1,106	$35	3.2

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2010 (%)	2009 (%)	2010 (%)	2009 (%)
Revenue mix percentages:
New vehicle	53.3	51.4	52.5	50.4
Used vehicle	25.3	24.2	25.5	24.4
Parts and service	17.6	20.5	18.3	21.4
Finance and insurance, net	3.4	3.4	3.4	3.3
Other	0.4	0.5	0.3	0.5

	100.0	100.0	100.0	100.0

Gross profit mix percentages:
New vehicle	20.5	18.1	20.4	17.1
Used vehicle	13.1	12.2	13.1	13.1
Parts and service	45.2	49.5	45.9	50.5
Finance and insurance	19.8	18.7	19.3	17.8
Other	1.4	1.5	1.3	1.5

	100.0	100.0	100.0	100.0

Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.6	6.4	6.8	6.3
Used vehicle - retail	9.4	10.2	9.6	11.0
Parts and service	43.7	43.9	43.9	43.9
Total	17.1	18.2	17.5	18.6
Selling, general and administrative expenses	12.4	13.9	12.8	14.3
Operating income	4.0	3.9	4.0	3.9

Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	72.5	76.4	73.0	76.8
Operating income	23.7	21.3	23.2	21.1

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA

($ in millions, except per vehicle data)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2010	2009	$ Variance	% Variance	2010	2009	$ Variance	% Variance
Revenue:
Domestic	$1,040.7	$833.4	$207.3	24.9	$1,956.0	$1,610.8	$345.2	21.4
Import	1,177.4	998.7	178.7	17.9	2,248.8	1,885.7	363.1	19.3
Premium luxury	860.4	733.9	126.5	17.2	1,683.1	1,437.8	245.3	17.1
Corporate and other	30.5	31.4	(0.9)	(2.9)	62.4	58.3	4.1	7.0

Total revenue	$3,109.0	$2,597.4	$511.6	19.7	$5,950.3	$4,992.6	$957.7	19.2

* Segment income (loss)
Domestic	$41.2	$24.3	$16.9	69.5	$72.7	$46.0	$26.7	58.0
Import	52.4	41.5	10.9	26.3	102.4	71.1	31.3	44.0
Premium luxury	48.5	42.8	5.7	13.3	95.3	83.8	11.5	13.7
Corporate and other	(26.0)	(17.0)	(9.0)		(49.2)	(24.1)	(25.1)

Total segment income	116.1	91.6	24.5	26.7	221.2	176.8	44.4	25.1

Add: Floorplan interest expense	9.8	9.3	0.5		19.5	19.1	0.4

Operating income	$125.9	$100.9	$25.0	24.8	$240.7	$195.9	$44.8	22.9

* Segment income (loss) is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	16,569	12,770	3,799	29.7	30,250	23,899	6,351	26.6
Import	26,944	23,306	3,638	15.6	50,818	43,216	7,602	17.6
Premium luxury	8,380	7,281	1,099	15.1	16,239	14,401	1,838	12.8

	51,893	43,357	8,536	19.7	97,307	81,516	15,791	19.4

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended June 30,		Six Months Ended June 30,
	2010 (%)	2009 (%)	2010 (%)	2009 (%)

Domestic:
Ford, Lincoln-Mercury	17.3	14.5	16.8	14.4
Chevrolet, Pontiac, Buick, Cadillac, GMC	12.1	10.8	11.9	11.1
Chrysler, Jeep, Dodge	2.5	4.2	2.4	3.8

Domestic total	31.9	29.5	31.1	29.3

Import:
Honda	14.4	15.5	14.1	14.8
Toyota	19.0	19.3	18.7	19.9
Nissan	11.8	12.2	12.6	11.4
Other imports	6.8	6.7	6.8	6.9

Import total	52.0	53.7	52.2	53.0

Premium Luxury:
Mercedes	7.8	8.1	8.0	8.4
BMW	4.5	4.4	4.5	4.8
Lexus	2.5	2.5	2.7	2.7
Other premium luxury (Land Rover, Porsche)	1.3	1.8	1.5	1.8

Premium Luxury total	16.1	16.8	16.7	17.7

	100.0	100.0	100.0	100.0

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA, Continued

($ in millions, except per share data)

Capital Expenditures / Stock and Debt Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Capital expenditures	$26.2	$13.7	$40.3	$34.1

Acquisitions	$—	$—	$12.5	$0.2

Proceeds from exercises of stock options	$5.4	$9.6	$5.6	$9.8

Senior note repurchases (aggregate principal)	$—	$6.0	$—	$78.0

Stock repurchases:

Aggregate purchase price	$414.4	$—	$451.6	$—

Shares repurchased (in millions)	20.9	—	23.0	—

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Variance	2010	2009	Variance

Floorplan assistance earned (included in cost of sales)	$14.1	$10.9	$3.2	$26.5	$20.8	$5.7
Floorplan interest expense (new vehicles)	(9.4)	(8.7)	(0.7)	(18.6)	(17.9)	(0.7)

Net new vehicle inventory carrying benefit	$4.7	$2.2	$2.5	$7.9	$2.9	$5.0

Balance Sheet and Other Highlights	June 30, 2010	December 31, 2009	June 30, 2009
Cash and cash equivalents	$101.6	$173.6	$128.9
Inventory	$1,580.9	$1,397.1	$1,252.3
Total floorplan notes payable	$1,488.4	$1,378.4	$1,195.0
Non-vehicle debt	$1,367.3	$1,112.6	$1,133.0
Equity	$1,970.6	$2,303.2	$2,290.4

New days supply (industry standard of selling days, including fleet)	55 days	55 days	53 days

Used days supply (trailing 30 days)	45 days	41 days	37 days

Key Credit Agreement Covenant Compliance Calculations

Ratio of funded indebtedness/
Adjusted EBITDA		2.66
Covenant	less than	3.25

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		45.1%
Covenant	less than	60.0%

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA, Continued

($ in millions, except per share data)

Comparable Basis Reconciliations*

	Three Months Ended June 30,
	Net Income		Diluted Earnings Per Share**
	2010	2009	2010	2009
As reported	$47.2	$36.7	$0.29	$0.21

Discontinued operations, net of income taxes	2.7	17.3	$0.02	$0.10

From continuing operations, as reported	49.9	54.0	$0.31	$0.30

Loss on debt extinguishment	12.1	—	$0.07	$—
Gain on asset sales and dispositions	—	(3.7)	$—	$(0.02)

Adjusted	$62.0	$50.3	$0.38	$0.28

	Six Months Ended June 30,
	Net Income (Loss)		Diluted Earnings Per Share**
	2010	2009	2010	2009
As reported	$102.4	$71.3	$0.61	$0.40

Discontinued operations, net of income taxes	6.0	35.3	$0.04	$0.20

From continuing operations, as reported	108.4	106.6	$0.65	$0.60

Loss on debt extinguishment	12.1	—	$0.07	$—
Net gain on asset sales and dispositions	—	(9.6)	$—	$(0.05)
Gain on senior note repurchases	—	(7.7)	$—	$(0.04)
Property and other impairments***	—	0.7	$—	$0.00

Adjusted	$120.5	$90.0	$0.72	$0.51

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.

**	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

***	Property and other impairments for the three months ended March 31, 2009 totaled $4.8 million after-tax, of which $4.5 million was reclassified to loss from discontinued operations since they related to dealerships classified as discontinued operations during the three months ended June 30, 2009.

AUTONATION, INC.

UNAUDITED SAME STORE DATA

($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2010	2009	$ Variance	% Variance	2010	2009	$ Variance	% Variance
Revenue:
New vehicle	$1,649.1	$1,329.6	$319.5	24.0	$3,103.8	$2,507.6	$596.2	23.8
Retail used vehicle	698.4	548.7	149.7	27.3	1,338.9	1,066.6	272.3	25.5
Wholesale	78.6	76.7	1.9	2.5	165.8	141.8	24.0	16.9

Used vehicle	777.0	625.4	151.6	24.2	1,504.7	1,208.4	296.3	24.5
Parts and service	541.0	531.9	9.1	1.7	1,077.0	1,063.0	14.0	1.3
Finance and insurance, net	104.4	88.4	16.0	18.1	199.6	164.5	35.1	21.3
Other	11.8	10.7	1.1		23.3	23.4	(0.1)

Total revenue	$3,083.3	$2,586.0	$497.3	19.2	$5,908.4	$4,966.9	$941.5	19.0

Gross profit:
New vehicle	$108.2	$85.9	$22.3	26.0	$210.9	$159.1	$51.8	32.6
Retail used vehicle	65.3	56.2	9.1	16.2	128.4	116.8	11.6	9.9
Wholesale	3.6	1.6	2.0		6.7	3.5	3.2

Used vehicle	68.9	57.8	11.1	19.2	135.1	120.3	14.8	12.3
Parts and service	236.6	233.6	3.0	1.3	472.7	467.0	5.7	1.2
Finance and insurance	104.4	88.4	16.0	18.1	199.6	164.5	35.1	21.3
Other	7.0	6.8	0.2		13.8	13.8	—

Total gross profit	$525.1	$472.5	$52.6	11.1	$1,032.1	$924.7	$107.4	11.6

Retail vehicle unit sales:
New	51,622	43,186	8,436	19.5	96,832	81,211	15,621	19.2
Used	40,215	33,743	6,472	19.2	77,750	67,136	10,614	15.8

	91,837	76,929	14,908	19.4	174,582	148,347	26,235	17.7

Revenue per vehicle retailed:
New	$31,946	$30,788	$1,158	3.8	$32,053	$30,878	$1,175	3.8
Used	$17,367	$16,261	$1,106	6.8	$17,221	$15,887	$1,334	8.4

Gross profit per vehicle retailed:
New	$2,096	$1,989	$107	5.4	$2,178	$1,959	$219	11.2
Used	$1,624	$1,666	$(42)	(2.5)	$1,651	$1,740	$(89)	(5.1)
Finance and insurance	$1,137	$1,149	$(12)	(1.0)	$1,143	$1,109	$34	3.1

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2010 (%)	2009 (%)	2010 (%)	2009 (%)

Revenue mix percentages:
New vehicle	53.5	51.4	52.5	50.5
Used vehicle	25.2	24.2	25.5	24.3
Parts and service	17.5	20.6	18.2	21.4
Finance and insurance, net	3.4	3.4	3.4	3.3
Other	0.4	0.4	0.4	0.5

	100.0	100.0	100.0	100.0

Gross profit mix percentages:
New vehicle	20.6	18.2	20.4	17.2
Used vehicle	13.1	12.2	13.1	13.0
Parts and service	45.1	49.4	45.8	50.5
Finance and insurance	19.9	18.7	19.3	17.8
Other	1.3	1.5	1.4	1.5

	100.0	100.0	100.0	100.0

Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.6	6.5	6.8	6.3
Used vehicle - retail	9.3	10.2	9.6	11.0
Parts and service	43.7	43.9	43.9	43.9
Total	17.0	18.3	17.5	18.6